UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2014

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously announced, on April 14, 2014, Motorola Solutions, Inc., a Delaware corporation (the “Company”) and Zebra Technologies Corporation, a Delaware corporation (“Purchaser”), entered into a Master Acquisition Agreement (the “Master Acquisition Agreement”), pursuant to which Purchaser has agreed to acquire the Company’s Enterprise business (the “Enterprise Business”). The transaction is expected to close by the end of 2014. Certain assets and liabilities that the Company has historically reported as part of its Enterprise Business operating segment, including its iDEN infrastructure business, will be excluded from the transaction. In addition, the Company will retain certain corporate and general costs that have historically been allocated to the Enterprise Business after the transaction.

Beginning in the second quarter of 2014, the results of operations of the portions of the Enterprise Business included in the transaction have been presented in our financial statements as discontinued operations and the assets and liabilities being sold as part of the Enterprise Business have been presented in our financial statements as assets and liabilities held for sale.

In connection with the Purchaser’s arranging of certain debt financing to fund the transaction, standalone financial statements related to the Enterprise Business and other financial information will be disclosed by the Purchaser to prospective investors on the date hereof and which have been reproduced as Exhibits 99.1, 99.2 and 99.3 attached hereto.

The Enterprise Business was not operating as a separate legal entity within the Company. Accordingly, its financial statements have been prepared on a carve-out basis. The carve-out financial statements have been derived from the consolidated financial statements and accounting records of the Company, using the historical results of operations and historical bases of assets and liabilities of the Enterprise Business’ businesses. The carve-out financial statements also include allocations of certain Company-shared expenses. Such expenses, however, may not be indicative of the actual level of expense that would have been incurred by the Enterprise Business if it had operated as an independent company or of the costs expected to be incurred in the future. As such, the carve-out financial statements included in this Current Report on Form 8-K may not necessarily reflect the Enterprise Business’ results of operations, financial position or cash flows in the future or what its results of operations, financial position or cash flows would have been had the Enterprise Business been a stand-alone entity during the periods presented.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibits 99.1, 99.2 and 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits

See Exhibits Index.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the Company’s sale of its Enterprise Business, and all other statements made in this Current Report on Form 8-K that are not historical facts, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that such forward looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this Current Report on Form 8-K. Forward looking statements in this Current Report on Form 8-K, including those incorporated by reference herein, may include, but are not limited to, the risk that the sale of the Enterprise Business and the other transactions contemplated by the Master Acquisition Agreement may not be completed in the time frame expected by the parties or at all and the other factors described in our news releases and filings with the SEC including but not limited to the factors under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2013 and our quarterly reports on Form 10-Q for the quarters ended March 29, 2014 and June 28, 2014.

The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations. Any or all of the Company’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC.
(Registrant)

By:	/s/ John K. Wozniak
	Name:	John K. Wozniak
	Title:	Corporate Vice President and Chief Accounting Officer

Dated: September 25, 2014

EXHIBIT INDEX

Number	Exhibit

Exhibit 99.1	The Enterprise Business Carve-out Financial Statements

Exhibit 99.2	The Enterprise Business Management’s Discussion and Analysis of Financial Condition and Results of Operations

Exhibit 99.3	The Enterprise Business other financial information